Exhibit 99.1

J. C. Penney Announces Successful Early Tender Offer Results, Increases Maximum Tender Amount and Adds Tender Caps

PLANO, Texas (September 22, 2014) -- J. C. Penney Company, Inc. (NYSE: JCP) (the “Company”) and J. C. Penney Corporation, Inc., a wholly owned subsidiary of the Company (together with the Company, “J. C. Penney”), announced that, pursuant to J. C. Penney’s previously announced cash tender offers (collectively, the “Tender Offers”) with respect to the securities described in the table below (collectively, the “Securities”), approximately $448 million in aggregate principal amount of Securities was validly tendered and not validly withdrawn on or before the “Early Tender Date,” which was 5:00 p.m., New York City time, on September 22, 2014, according to information provided by D.F. King & Co., Inc., the tender agent for the Tender Offers, as more fully set forth below. Because the withdrawal deadline relating to the Tender Offers expired at 5:00 p.m., New York City time, on September 22, 2014, these Securities, as well as any subsequently tendered Securities, may not be withdrawn.

J. C. Penney also announced that it has (i) increased the aggregate principal amount of the Securities that it is offering to purchase in the Tender Offers from $300 million to $325 million (as increased, the “Maximum Tender Amount”) and (ii) added tender caps for the 6.875% Medium-Term Notes due 2015 and the 7.65% Debentures due 2016, as set forth in the table below under “Tender Cap.”

The terms and conditions of the Tender Offers are described in detail in the Offer to Purchase, dated as of September 9, 2014, and the accompanying Letter of Transmittal (together, the “Offer Documents”). In addition, J. C. Penney has determined that the financing condition described in the Offer Documents has been satisfied. All terms and conditions of the Tender Offers as described in the Offer Documents remain unchanged, except as described in this press release.

Title of Security	CUSIP Number	Principal Amount Outstanding	Tender Cap	Acceptance Priority Level	Principal Amount Tendered	Percentage of Outstanding Amount Tendered
6.875% Medium-Term Notes due 2015	70816FAD5	$200,000,000	$140,000,000	1	$138,576,000	69.29%
7.65% Debentures due 2016	708160BJ4	$199,955,000	$120,000,000	2	$117,174,000	58.60%
7.95% Debentures due 2017	708160BQ8	$285,350,000	$100,000,000	3	$192,584,000	67.49%

The Tender Offers will expire at 11:59 p.m., New York City time, on October 6, 2014, unless J. C. Penney extends the Tender Offer with respect to any series of Securities (such date and time, as a Tender Offer with respect to a series of Securities may be extended, the applicable “Expiration Date” for such Tender Offer), unless earlier terminated. The aggregate principal amount of Securities validly tendered at or prior to the applicable Expiration Date will be purchased, on the terms and subject to the satisfaction or, as applicable, waiver of the conditions to the Tender Offers, in accordance with their respective acceptance priority levels set forth in the table above (the “Acceptance Priority Levels”) (in numerical priority order, with the highest priority being designated 1 and the lowest priority being designated 3), provided that in no event will J. C. Penney be obligated to purchase (1) an aggregate principal amount of Securities exceeding the Maximum Tender Amount or (2) with respect to a series of Securities, a principal amount exceeding the amount set forth in the table above under “Tender Cap” with respect to such series (each, a “Tender Cap”). If there are sufficient remaining funds to purchase some, but not all, of the Securities of a particular series based on the applicable Acceptance Priority Level, the principal amount of such Securities purchased will be prorated based on the aggregate principal amount of Securities of that series, subject, as to a series of Securities, its respective Tender Cap, and, as to all Securities, the Maximum Tender Amount, that have been validly tendered at or prior to the applicable Expiration Date. Subject to the Acceptance Priority Levels and the Maximum Tender Amount, if the validly tendered Securities of a particular series exceeds the Tender Cap for such series, the principal amount of such Securities purchased will be prorated based on the aggregate principal amount of Securities of that series validly tendered in the Tender Offers.

Holders of Securities who validly tendered (and did not validly withdraw) their Securities on or before the Early Tender Date are eligible to receive the applicable Total Consideration, which includes an Early Tender Premium of $30 per $1,000 principal amount of Securities tendered by such holders that are accepted for purchase. Holders of Securities who validly tender their Securities after the Early Tender Date and on or before the applicable Expiration Date are eligible to receive the applicable Base Consideration per $1,000 principal amount of Securities tendered by such holders that are accepted for purchase, which is equal to the applicable Total Consideration minus the Early Tender Premium of $30 per $1,000 principal amount of Securities. The Total Consideration per $1,000 principal amount of Securities (i) for the 6.875% Medium-Term Notes due 2015 is $1,067.50, (ii) for the 7.65% Debentures due 2016 is $1,105.00 and (iii) for the 7.95% Debentures due 2017 is $1,097.50. Holders whose Securities are accepted for purchase pursuant to the Tender Offers will also receive accrued and unpaid interest on such purchased Securities from the last interest payment date for such series of Securities up to, but not including, the applicable settlement date for such series of Securities. Payment for Securities accepted for purchase pursuant to the Tender Offers will be made promptly after the applicable Expiration Date.

J.P. Morgan Securities LLC is acting as dealer manager for the Tender Offers. Questions regarding the Tender Offers may be directed to J.P. Morgan Securities LLC at (866) 834-4666 (toll-free) or (212) 834-4811 (collect).

D.F. King & Co., Inc. is acting as tender and information agent for the Tender Offers. Requests for copies of the Offer Documents may be directed to D.F. King & Co., Inc. at (212) 269-5550 (banks and brokers) or (800) 697-6975 (toll-free).

This press release is for informational purposes only and does not constitute an offer to purchase or the solicitation of an offer to sell any Securities. The Tender Offers are not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. No recommendation is made as to whether or not holders of Securities should tender their Securities pursuant to the applicable Tender Offer. The Tender Offers are being made solely pursuant to the Offer Documents, which more fully set forth and govern the terms and conditions of the Tender Offers. The Offer Documents contain important information and should be read carefully before any decision is made with respect to the Tender Offers.

Media Relations:
(972) 431-3400 or jcpnews@jcp.com

Investor Relations:
(972) 431-5500 or jcpinvestorrelations@jcpenney.com

About JCPenney:
J. C. Penney Company, Inc. (NYSE: JCP), one of the nation’s largest apparel and home furnishing retailers, is dedicated to fitting the diversity of America with unparalleled style, quality and value. Across approximately 1,060 stores and at jcpenney.com, customers will discover a broad assortment of national, private and exclusive brands to fit all shapes, sizes, colors and wallets.  For more information, please visit jcpenney.com.

Forward-Looking Statements

This press release may contain forward-looking statements, which reflect the Company’s current view of future events and financial performance. Words such as "expect" and similar expressions identify forward-looking statements, which include, but are not limited to, statements regarding the Tender Offers, the timing thereof and the conditions thereto. Forward-looking statements are based only on the Company’s current assumptions and views of future events and financial performance. They are subject to known and unknown risks and uncertainties, many of which are outside of the Company’s control, that may cause the Company’s actual results to be materially different from planned or expected results. Those risks and uncertainties include, but are not limited to, general economic conditions, including inflation, recession, unemployment levels, consumer confidence and spending patterns, credit availability and debt levels, changes in store traffic trends, the cost of goods, more stringent or costly payment terms and/or the decision by a significant number of vendors not to sell the Company merchandise on a timely basis or at all, trade restrictions, the ability to monetize non-core assets on acceptable terms, the ability to implement the Company’s turnaround strategy, customer acceptance of the Company’s new strategies, the Company’s ability to attract, motivate and retain key executives and other associates, the impact of cost reduction initiatives, the Company’s ability to generate or maintain liquidity, implementation of new systems and platforms, changes in tariff, freight and shipping rates, changes in the cost of fuel and other energy and transportation costs, increases in wage and benefit costs, competition and retail industry consolidations, interest rate fluctuations, dollar and other currency valuations, the impact of weather conditions, risks associated with war, an act of terrorism or pandemic, the ability of the federal government to fund and conduct its operations, a systems failure and/or security breach that results in the theft, transfer or unauthorized disclosure of customer, employee or company information, legal and regulatory proceedings and the Company’s ability to access the debt or equity markets on favorable terms or at all. There can be no assurances that the Company will achieve expected results, and actual results may be materially less than expectations. While the Company believes that its assumptions are reasonable, the Company cautions that it is impossible to predict the degree to which any such factors could cause actual results to differ materially from predicted results. The Company intends the forward-looking statements in this press release to speak only as of the date of this press release and does not undertake to update or revise these forward-looking statements as more information becomes available.

###